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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-58155) and Form S-8 (File Nos. 333-30681, 333-07345 and 333-03945) of Omnipoint Corporation of our reports dated February 21, 2000, except for Note 21 for which the date is February 25, 2000 relating to the consolidated financial statements and financial statement schedule which appears in this Form 10-K.

                                          PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
March 22, 2000